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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

   As independent certified public accountants, we hereby consent to the use of our report dated June 29, 2001, with respect to the statement of net assets available for benefits of the Republic Services 401(k) Plan as of December 31, 2000 included in this Annual Report on Form 11-K for the year ended
December 31, 2001.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
   June 25, 2002.